                                                                       Exhibit 2



                                     [LOGO]
                        ROYAL GROUP TECHNOLOGIES LIMITED



                              NOTICE and MANAGEMENT
                                 PROXY CIRCULAR



                                     for the
                         Annual Meeting of Shareholders
                               February 20, 2003













                        -------------------------------

                                January 1, 2003

                                TABLE OF CONTENTS


Description                                                                     Page
-----------                                                                     ----
INVITATION TO SHAREHOLDERS ....................................................    1
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ......................................    2
SOLICITATION OF PROXIES .......................................................    3
AVAILABILITY OF DOCUMENTS .....................................................    3
APPOINTMENT AND REVOCATION OF PROXIES .........................................    3
NON-REGISTERED HOLDERS ........................................................    4
VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES ............................    4
EXERCISE OF DISCRETION BY PROXIES .............................................    5
RECORD DATE ...................................................................    5
AUTHORIZED CAPITAL AND VOTING .................................................    5
OWNERSHIP AND TRANSFER RESTRICTIONS ...........................................    5
TAKE-OVER PROTECTION ..........................................................    5
PRINCIPAL HOLDERS OF VOTING SECURITIES ........................................    6
BUSINESS OF THE MEETING .......................................................    7
   Presentation of Management Report, Financial Statement and Auditors' Report     7
   Election of Directors ....................................................      7
   Appointment and Compensation of Auditors .................................      9
EXECUTIVE COMPENSATION ......................................................      9
   Summary Compensation ......................................................     9
   Stock Option Plan .........................................................    10
   Options Granted ...........................................................    11
   Options Exercised .........................................................    11
   Composition of the Compensation Committee .................................    12
   Report on Executive Compensation ...........................................   12
   Compensation of Directors ..................................................   13
   Performance Graph ..........................................................   14
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS .............   15
STATEMENT OF CORPORATE GOVERNANCE PRACTICES ...................................   15
   Mandate of the Board .......................................................   15
   Board Composition ..........................................................   16
   Unrelated Directors ........................................................   17
   Nomination/Corporate Governance Committee and Assessment of Directors ......   17
   Board Effectiveness ........................................................   17
   Education ..................................................................   17
   Board Size .................................................................   17
   Directors' Compensation ....................................................   18
   Board Committees ...........................................................   18
   Governance Issues ..........................................................   18
   Position Descriptions ......................................................   18
   Independence from Management ...............................................   18
   Audit Committee ............................................................   19
   Engagement of Outside Advisors .............................................   19
ROYAL'S ADDITIONAL CORPORATE GOVERNANCE PRACTICES .............................   19
   Board Authority and Delegation .............................................   19
   Investor Relations .........................................................   19
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE ..................................   20
INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS .................................   20
RECEIPT OF SHAREHOLDER PROPOSAL FOR NEXT ANNUAL MEETING .......................   20
DIRECTORS' APPROVAL ...........................................................   20

                        ROYAL GROUP TECHNOLOGIES LIMITED

                           INVITATION TO SHAREHOLDERS

Dear Shareholder:

       On behalf of the Board of Directors,management and employees,we invite you to attend Royal Group Technologies Limited's Annual Meeting of shareholders on Thursday, February 20, 2003.

       The items of business to be considered at this Meeting are described in the Notice of Annual Meeting and Management Proxy Circular. No matter how many shares you hold, your participation at shareholders' meetings is very important. If you are unable to attend the Meeting in person, we encourage you to vote by following the voting instructions included on the proxy form.

       During the Meeting, we will review Royal's business during fiscal 2002 and our plans for the future. You will also have an opportunity to ask questions and to meet your Directors and executives.

       We look forward to seeing you at the Meeting.



Signed,                                            Signed,



[SIGNATURE]                                        [SIGNATURE]
Vic De Zen                                         Douglas Dunsmuir
Chairman of the                                    President
Board of Directors and                             January 1, 2003
Chief Executive Officer
January 1, 2003

                        ROYAL GROUP TECHNOLOGIES LIMITED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of ROYAL GROUP TECHNOLOGIES LIMITED ("Royal Group") will be held at the Hilton Hotel, 145 Richmond Street West, Toronto, Ontario, Canada, on Thursday, February 20, 2003 at 10:00 a.m., local time, for the purposes of:

     (1) receiving Management's report for the fiscal year ended September 30,2002,and the comparative Consolidated Financial Statements for the fiscal year ended September 30,2002,together with the Auditors' Report thereon;

     (2)  electing Directors;

     (3) appointing auditors and authorizing the Directors to fix their remuneration; and

     (4) transacting such other business as may properly be brought before the Meeting, or any adjournment thereof.

A COPY OF THE MANAGEMENT PROXY CIRCULAR, ROYAL GROUP'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED SEPTEMBER 30, 2002 AND A FORM OF PROXY ACCOMPANY THIS NOTICE. IF YOU DO NOT PLAN TO ATTEND THE MEETING, KINDLY SIGN, DATE, AND RETURN THE FORM OF PROXY ACCOMPANYING THIS NOTICE. PROXIES MUST BE DEPOSITED WITH COMPUTERSHARE TRUST COMPANY OF CANADA AS TRANSFER AGENT FOR ROYAL GROUP AT 100 UNIVERSITY AVENUE, 11TH FLOOR,TORONTO, ONTARIO M5J 2Y1 IN THE ENCLOSED ENVELOPE OR BY FACSIMILE TO (416) 981-9800 BY 10:00 A.M. ON FEBRUARY 19, 2003, OR, IF THE MEETING IS ADJOURNED, NOT LATER THAN 24 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND STATUTORY HOLIDAYS) PRECEDING THE TIME OF SUCH ADJOURNED MEETING.


By Order of the Board of Directors,

Signed,

[SIGNATURE]
Douglas Dunsmuir                                                Vaughan, Ontario
President                                                        January 1, 2003

                        ROYAL GROUP TECHNOLOGIES LIMITED

                            MANAGEMENT PROXY CIRCULAR


SOLICITATION OF PROXIES

       THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF ROYAL GROUP TECHNOLOGIES LIMITED ("Royal Group") to be used at the annual meeting of shareholders (the "Meeting") of Royal Group to be held at the Hilton Hotel, 145 Richmond Street West,Toronto,Ontario,Canada,on Thursday,February 20,2003 at 10:00 a.m.,local time,and at any postponement or adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

       This solicitation is being made primarily by mail, but may also be made by telephone, e-mail, facsimile or in person by the Directors, officers or employees of Royal Group at nominal cost. The cost of solicitation will be borne by Royal Group.

AVAILABILITY OF DOCUMENTS

       COPIES OF THE FOLLOWING DOCUMENTS ARE AVAILABLE ON WRITTEN REQUEST TO ROYAL GROUP'S VICE-PRESIDENT OF CORPORATE COMMUNICATIONS BY MAIL AT 1 ROYAL GATE BOULEVARD, VAUGHAN, ONTARIO, L4L 8Z7 OR BY FACSIMILE TO (905) 264-0702 OR BY E-MAIL TO `INFO@ROYALGROUPTECH.COM': THE 2002 ANNUAL INFORMATION FORM (WHICH FORM IS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AS A FORM 40-F), THE 2002 ANNUAL REPORT TO SHAREHOLDERS CONTAINING THE COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED SEPTEMBER 30, 2002 TOGETHER WITH THE AUDITORS'REPORT THEREON AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS,THE INTERIM FINANCIAL STATEMENTS FOR PERIODS SUBSEQUENT TO SEPTEMBER 30,2002, AND THIS MANAGEMENT PROXY CIRCULAR. CORPORATE INFORMATION IS ALSO AVAILABLE ON ROYAL GROUP'S WEB-SITE IN THE INVESTOR RELATIONS SECTION AT WWW.ROYALGROUPTECH.COM.

       ADDITIONAL INFORMATION RELATING TO ROYAL GROUP MAY BE FOUND ON SEDAR AT WWW.SEDAR.COM.

APPOINTMENT AND REVOCATION OF PROXIES

       A form of proxy is enclosed and, whether or not you now plan to attend the Meeting, you are asked to sign,date and return the proxy in the provided envelope. Proxies to be exercised at the Meeting must be deposited with Computershare Trust Company of Canada (the "Transfer Agent") at 100 University Avenue,11th Floor,Toronto,Ontario M5J 2Y1 in the enclosed envelope or by facsimile to (416) 981-9800 by 10:00 a.m. on February 19, 2003, or, if the Meeting is adjourned not later than 24 hours (excluding Saturdays, Sundays and statutory holidays) preceding the time of the adjourned meeting.

       The persons named in the enclosed form of proxy are Directors of Royal Group. IF YOU WISH TO APPOINT SOME OTHER PERSON OR COMPANY TO REPRESENT YOU AT THE MEETING, YOU MAY DO SO BY INSERTING THE NAME OF YOUR APPOINTEE, WHO NEED NOT BE A SHAREHOLDER, IN THE BLANK SPACE PROVIDED.

       A shareholder may revoke such shareholder's proxy at any time by instrument in writing executed by the shareholder or by such shareholder's attorney authorized in writing,or,if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and deposited with the Corporate Secretary of Royal Group care of the Transfer Agent or at the registered office of Royal Group,1 Royal Gate Boulevard, Vaughan, Ontario L4L 8Z7, on February 19, 2003 or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof (but prior to the use of the proxy at the Meeting) or in any other manner permitted by law.

NON-REGISTERED HOLDERS

     In many cases,Subordinate Voting Shares of the Corporation beneficially owned by a holder (a "NonRegistered Holder") are registered either:

     (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

     (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

     In accordance with the requirements of National Instrument 54-101, the Corporation has distributed copies of the notice of meeting, this Circular, the form of proxy for Subordinate Voting Share holders and the Corporation's annual report containing the 2002 Financial Statements (collectively,the "meeting materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

     Intermediaries are required to forward meeting materials to Non-Registered Holders unless a NonRegistered Holder has waived the right to receive them. Typically, Intermediaries will use a service company (such as ADP Independent Investor Communications Corporation) to forward the meeting materials to Non-Registered Holders. Generally, Non-Registered Holders of Subordinate Voting Shares who have not waived the right to receive meeting materials will either:

     (a) be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the NonRegistered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case,the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with Computershare Trust Company of Canada at 100 University Avenue, 11th Floor, Toronto, Ontario, M5J 2Y1, Canada, as described above; or

     (b) more typically, be given a voting instruction form which must be completed and signed by the Non-Registered Holder of Subordinate Voting Shares in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone).

     The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Should a Non-Registered Holder of Subordinate Voting Shares who receives either a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder),the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. IN EITHER CASE, NON-REGISTERED HOLDERS OF SUBORDINATE VOTING SHARES SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARIES AND THEIR SERVICE COMPANIES.

VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

     The enclosed form of proxy, when signed by the shareholder, will constitute a direction to the nominee. The nominee will,on a show of hands or any ballot that may be called for,vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the shareholder appointing them. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED: (1) FOR THE ELECTION OF THE MANAGEMENT NOMINEES FOR THE POSITION OF DIRECTOR; AND (2) FOR THE APPOINTMENT OF AUDITORS.

EXERCISE OF DISCRETION BY PROXIES

     THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED IN THE PROXY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING AND TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. As at the date of this Management Proxy Circular, management knows of no such amendment, variation or other matter to come before the Meeting. If any such matters should properly come before the Meeting, the persons named in the form of proxy will vote on those matters in accordance with their best judgement.

RECORD DATE

     The date for determining shareholders entitled to receive notice of the Meeting is January 1,2003 (the "Record Date").

AUTHORIZED CAPITAL AND VOTING

     The authorized capital of Royal Group consists of an unlimited number of Multiple Voting Shares, an unlimited number of Subordinate Voting Shares and an unlimited number of First Preferred Shares and Second Preferred Shares, issuable in series. As of January 1, 2003, there were issued and outstanding 15,935,444 Multiple Voting Shares and 77,285,173 Subordinate Voting Shares entitled to vote at the Meeting. No First Preferred Shares or Second Preferred Shares have been issued. Each holder of Multiple Voting Shares of record on the Record Date will be entitled to 20 votes for each Multiple Voting Share held and each holder of Subordinate Voting Shares of record on the Record Date will be entitled to 1 vote for each Subordinate Voting Share held on all matters proposed to come before the Meeting. There is no other class of outstanding voting securities entitled to be voted at the Meeting. The holders of Multiple Voting Shares may be able to approve matters voted at the Meeting without the affirmative vote of holders of Subordinate Voting Shares.

OWNERSHIP AND TRANSFER RESTRICTIONS

     Only holders of record of Multiple Voting Shares or Subordinate Voting Shares at the close of business on the Record Date are entitled to notice of and to attend the Meeting, or any adjournment thereof, and to vote thereat. A list of shareholders who are holders of record on the Record Date will be available for inspection on and after January 1, 2003, during usual business hours at the Transfer Agent's principal Toronto office and at the Meeting.

TAKE-OVER PROTECTION

     A Stock Control Agreement among the holders of the Multiple Voting Shares, Royal Group and Computershare Trust Company of Canada,as Trustee for the holders from time to time of the Subordinate Voting Shares, provides certain take-over bid protections to the holders of the Subordinate Voting Shares and imposes other restrictions on the transfer of Multiple Voting Shares.

     The Stock Control Agreement provides that if the Trustee becomes aware of the transfer of any Multiple Voting Shares to a purchaser who has not made an identical offer in all material respects to purchase all of the Subordinate Voting Shares and all of the Multiple Voting Shares,then the Trustee will cause the Multiple Voting Shares so transferred to be converted into Subordinate Voting Shares in accordance with the Articles of Royal Group unless such transfer is a "Permitted Transfer" as described below.

     Permitted Transfers include a transfer of Multiple Voting Shares to a "Permitted Holder". Permitted Holders are Vic De Zen,Chairman of the Board and Chief Executive Officer of Royal Group,members of Mr. De Zen's immediate family, entities which are directly or indirectly wholly-owned by Mr. De Zen or his immediate family, and trusts all the beneficiaries of which are any of the foregoing. The granting of a security interest over Multiple Voting Shares to an arm's length Canadian financial institution in connection with bona fide obligations of the holder of such shares or of Royal Group is also a Permitted Transfer, provided however that if the security granted is to be realized upon, such Multiple Voting Shares will be first converted into an equal number of Subordinate Voting Shares.

     No transfer of Multiple Voting Shares may be effected without the transferee of such shares (including Canadian financial institutions that are Permitted Holders) agreeing to be bound by the terms of the Stock Control Agreement.

     A Permitted Holder of Multiple Voting Shares may at any time convert their shares to Subordinate Voting Shares provided the prior approval of Mr. De Zen or his family representative is obtained. Such shares so converted to Subordinate Voting Shares will thereafter no longer be subject to the terms of the Stock Control Agreement.

     If at any time the Trustee determines that a holder of Multiple Voting Shares has ceased to be a Permitted Holder (a "Non-Permitted Holder"), such Multiple Voting Shares will either be converted to Subordinate Voting Shares or the Non-Permitted Holder will be required to sell the Multiple Voting Shares held by it to a Permitted Holder designated by Mr. De Zen or his family representative at a price equal to the fair value of such shares on the date the sale is completed. Under the Stock Control Agreement,the fair value per share is determined to be the simple average of the closing prices of the Subordinate Voting Shares on the published market in Canada on which the greatest volume of trading in such shares occurred over the 20 trading days preceding the date of the sale or, in circumstances where the Subordinate Voting Shares have not traded at least 10 days during such period,the simple average of the closing prices,where applicable, and the closing bid and asked prices for the days on which no trading occurred.

     The Stock Control Agreement may be amended without the approval of the holders of Subordinate Voting Shares only to make corrections or rectifications, to facilitate the provisions thereof or to comply with law or stock exchange rules provided that in each case the Trustee is of the opinion that the rights of the holders of Subordinate Voting Shares are not prejudiced, in any material respect, by such amendment. Otherwise, the Stock Control Agreement may not be amended without the approval of at least two-thirds of the votes cast by holders of the Subordinate Voting Shares at a meeting called to consider the amendment or the written consent of holders of at least two-thirds of the Subordinate Voting Shares.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     As of the date hereof, to the knowledge of the Directors and officers of Royal Group, the only parties who beneficially own,directly or indirectly,or exercise control or direction over shares carrying more than 10% of the voting rights attached to any class of shares of Royal Group are:

                                                                                            % OF ALL
NAME                           TYPE OF SHARES        NUMBER OF SHARES     % OF CLASS    VOTING RIGHTS(1)
----                           --------------        ----------------     ----------    ----------------

Vic De Zen                 Multiple Voting Shares        15,935,444           100%            80.5%
                         Subordinate Voting Shares            6,294          0.01%            0.01%

Domenic D'Amico          Subordinate Voting Shares         9,383,346         12.14%            2.4%

(1) Excludes shares issuable on exercise granted under Royal Group's stock option plan.

     Mr. Vic De Zen, a Director, the Chairman of the Board and Chief Executive Officer of Royal Group exercises control or direction over 100% of the Multiple Voting Shares of Royal Group and thereby exercises control over Royal Group.

BUSINESS OF THE MEETING

1. PRESENTATION OF MANAGEMENT REPORT, FINANCIAL STATEMENT AND AUDITORS' REPORT

     Management's report for the fiscal year ended September 30, 2002 and Royal Group's comparative Consolidated Financial Statements for the fiscal year ended September 30,2002,together with the Auditors' Report thereon, all of which will be placed before the shareholders at the Meeting, are contained in Royal Group's 2002 Annual Report to Shareholders which accompanies this Management Proxy Circular.

2. ELECTION OF DIRECTORS

     Royal Group's Articles provide that the Board of Directors must consist of a minimum of three and a maximum of twenty-five Directors. Royal Group's By-Law No. 1 provides that the number of Directors to be elected at the Meeting shall be the number then in office unless the directors or the shareholders otherwise determine. Currently Royal Group has nine Directors. During the 2002 fiscal year, nine individuals served as Directors of Royal Group.

     Management proposes the eight persons named below as nominees for election as Directors, each of whom will hold office until the next succeeding annual meeting of shareholders of Royal Group or until his successor is elected or appointed, or he resigns, or a vacancy results from his death, dismissal or otherwise. The number of Directors is being reduced from nine to eight so as to balance the number of "inside" and "outside" Directors. Royal Group intends to increase the number of Directors during its current fiscal year with the addition of "outside" Directors so as to have a majority of "outside" Directors by the end of fiscal 2003. UNLESS OTHERWISE INSTRUCTED BY A SHAREHOLDER,THE PERSONS NAMED IN THE ACCOMPANYING PROXY FORM WILL VOTE FOR THE ELECTION OF THESE NOMINEES. Management has no reason to believe that any of these nominees will be unable to exercise his function as a Director. As required by law, the Board of Directors has an Audit Committee, the members of which are indicated below. The Board of Directors does not have an Executive Committee.

     The following table indicates the names of the proposed nominees, the nominees' principal occupation, business or employment and their positions and offices with Royal Group or its significant affiliates now held by them, if any, the period during which they have served as Directors, the approximate number of shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by them, as of the date hereof. All of the nominees currently serve as directors of Royal Group.

                                                                                              SHARES OWNED OR OVER WHICH
NOMINEES FOR ELECTION AS DIRECTOR                PRINCIPAL OCCUPATION(2)                      CONTROL OR DIRECTION IS EXERCISED
---------------------------------                -----------------------                      ----------------------------------
Vic De Zen                                       Chief Executive Officer                       15,935,444 Multiple Voting(3) Shares
Director since November 25, 1994                                                               6,294 Subordinate Voting Shares
Resides in Vaughan, Ontario

Douglas Dunsmuir                                 President                                     1,158,757 Subordinate Voting Shares
Director since November 25, 1994
Resides in Toronto, Ontario

Gwain Cornish                                    Senior Vice-President                         38,582 Subordinate Voting Shares
Director since November 25, 1994
Resides in Campbellville, Ontario

Ron Goegan                                       Chief Financial Officer                       10,000 Subordinate Voting Shares
Director since December 14, 2001
Resides in Sharon, Ontario

Gregory Sorbara(1)                               M.P.P. Vaughan - King - Aurora                9,121 Subordinate Voting Shares
Director since November 25, 1994                 (Liberal)
Resides in Richmond Hill, Ontario

Ronald Slaght(1)                                 Partner, Lenczner Slaght Royce                26,843 Subordinate Voting Shares
Director since November 25, 1994                 Smith Griffin (Barristers)
Resides in Toronto, Ontario

Ralph Brehn(1)                                   Director and retired former                   5,938 Subordinate Voting Shares
Director since May 2, 1995                       President of Hunter Douglas
Resides in Ste. Agathe Nord, Quebec              Canada Ltd.(Building Products
                                                 Company)

Irvine Hollis                                    Retired former President of Durace            1,246 Subordinate Voting Shares
Director since May 2, 1995                       Inc. (Consumer Products Company)
Resides in Chatsworth, Ontario                   Presently Management Consultant,
                                                 I Hollis Management Consultants In
                                                 (Consulting to Start-up Businesses


(1) Member of the Audit Committee
(2) None of the nominees serves as a director or a member of a Board Committee of another issuer
(3) Mr. De Zen exercises control or direction over 100% of the Multiple Voting Shares of Royal Group and thereby exercises control over Royal Group


     IF ANY OF THE ABOVE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED ON THE PROXY THAT SUCH SHAREHOLDER'S SHARES ARE TO BE WITHHELD FROM VOTING ON THE ELECTION OF DIRECTORS.

     The Board believes that ownership of Royal Group shares by all directors is desirable in order to align their interests with those of Royal Group Shareholders. Directors are required to acquire Subordinate Voting Shares having a value equal to the annual $10,000 retainer paid to each "outside" Director within one year from the date of their appointment as a Director.

3. APPOINTMENT AND COMPENSATION OF AUDITORS

     The Directors and executive management propose that the firm of KPMG LLP be appointed as auditors for the 2003 fiscal year and that their remuneration be fixed by the Directors for such fiscal year.

     KPMG LLP have acted as auditors of Royal Group and its predecessors since 1987 and will continue to hold office until the next annual meeting of shareholders. Representatives of KPMG LLP will be present at the Meeting with an opportunity to make a statement if they so desire and to respond to appropriate questions.

     In order to be effective, the resolution appointing KPMG LLP as auditors and authorizing the Directors to fix their remuneration,must receive the affirmative vote of a majority of votes cast by those shareholders in person and represented by proxy.

     UNLESS OTHERWISE INSTRUCTED BY A SHAREHOLDER, THE PERSONS NAMED IN THE ACCOMPANYING PROXY FORM WILL VOTE FOR THE APPOINTMENT OF KPMG LLP, SUITE 3300, COMMERCE COURT WEST, TORONTO, ONTARIO, CANADA, M5L 1B2, AS AUDITORS OF ROYAL GROUP.

     For fiscal 2002, fees charged by KPMG LLP for audit and related services to the Royal Group of Companies were $558,000. Additional fees for tax and public offering opinion services amounted to $1,045,000. Total fees for fiscal 2002 were $1,603,000. No other services were provided to the Royal Group of Companies by KPMG LLP.

     Additional services include tax-related compliance and related matters as well as assignments pertaining to regulatory filings, accounting matters and the issuance of securities. The Audit Committee has considered whether the magnitude and nature of these services is compatible with maintaining the independence of the external auditors and is satisfied that they are. All services provided by KPMG LLP require the approval of the Audit Committee.

EXECUTIVE COMPENSATION

       The 2002 compensation of senior executives was determined by the Chief Executive Officer and approved by the Board of Directors. Royal Group's policy is to provide a compensation package that will attract and retain qualified and experienced executives.

SUMMARY COMPENSATION

       The following table, presented in accordance with the form requirements under the Securities Act (Ontario), sets forth all compensation paid, for the years ended September 30, 2002, 2001 and 2000, in respect of the individuals who were at September 30, 2002 the Chief Executive Officer, the four most highly compensated executive officers of Royal Group and Gary Brown, the former Executive Vice-President, Chief Financial Officer and Director of Royal Group, who resigned during fiscal 2002 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                     LONG-TERM
                                         ------------------------------------------       COMPENSATION
NAME AND                      FISCAL     SALARY         BONUS        OTHER ANNUAL      SECURITIES(4) UNDER         ALL OTHER
PRINCIPAL POSITION             YEAR                                 COMPENSATION(3)       OPTIONS GRANTED         COMPENSATION
                                                                                             (NUMBER)
------------------            ------    --------     ----------     ---------------     --------------------      -------------
Vic De Zen                     2002     $500,000     $5,629,548         $12,000               320,000                  $0
Chief Executive Officer        2001     $500,000     $2,225,000         $12,000               320,000                  $0
                               2000     $500,000     $2,501,000         $12,000               320,000                  $0


Douglas Dunsmuir               2002     $358,000     $3,221,820         $12,000               200,000                  $0
President                      2001     $300,000     $1,340,000         $12,000                  0                     $0
                               2000     $300,000     $1,663,500         $12,000                  0                     $0


Gwain Cornish                  2002     $280,000      $922,728          $12,000                  0                     $0
Senior Vice-President          2001     $280,000      $720,000          $12,000                50,000                  $0
                               2000     $280,000      $710,000          $12,000                  0                     $0

Ron Goegan                     2002     $204,000      $487,728          $12,000                60,000                  $0
Chief Financial Officer        2001     $126,000      $117,000             $0                    0                     $0
                               2000     $120,000       $58,000             $0                    0                     $0

Lu Galasso                     2002     $204,000      $487,728          $12,000                60,000                  $0
Vice-President,                2001     $126,000      $117,000             $0                    0                     $0
Director of Taxation           2000     $120,000       $58,000             $0                    0                     $0

Gary Brown(1)(2)               2002     $40,000       $150,000           $2,000                  0                $1,200,000(2)
Former Executive               2001     $300,000     $1,330,000         $12,000                  0                     $0
Vice-President,Chief           2000     $300,000     $1,633,500         $12,000                  0                     $0
Financial Officer

(1) Resigned as an officer and employee November 23, 2001. Resigned as a Director effective December 1, 2001.

(2) Mr. Brown was paid $1,200,000 in consulting fees upon his resignation for the continued availability of his consulting services until November, 2003.

     Had Mr. Brown worked the entire fiscal year, his annual salary and car allowance would have been $300,000 and $12,000 respectively. His bonus would have been discretionary.

(3)  Other Annual Compensation consists of a car allowance.

(4) The securities underlying the options granted are Subordinate Voting Shares of Royal Group.

STOCK OPTION PLAN

     Prior to Royal Group's initial public offering in November, 1994, the Board of Directors adopted Royal Group's 1994 Stock Option Plan (the "Plan") to motivate Royal Group's management,officers and employees and to further align their interests with those of its public shareholders. The most recent amendments to the Plan were approved by Royal Group's shareholders at the Shareholders Meeting held on February 12, 1998. Currently under the Plan:(i) the maximum number of Subordinate Voting Shares which are currently available for issuance is limited to 8,061,039 as at September 30, 2002 (with the total number of Subordinate Voting Shares having been authorized for issuance being 15,850,000) (ii) the aggregate number of Subordinate Voting Shares authorized for issuance to any one person within a one-year period is limited to 5% of the outstanding Subordinate Voting Shares,(iii) the number of Subordinate Voting Shares reserved for issuance or issued within one year to an insider shall not exceed 10% of the outstanding Subordinate Voting Shares, and (iv) each option must have a term not exceeding nine years. The exercise price of options granted under the Plan is the closing market price the day prior to the date the option is granted on (i) The Toronto Stock Exchange generally, or (ii) The New York Stock Exchange in the case of U.S. resident optionholders. Generally, 50% of the options awarded pursuant to a specific grant become exercisable at any time after the third anniversary of the date of grant and the remaining 50% of such options become exercisable at any time after the sixth anniversary of the date of grant. The Board of Directors may provide financial assistance to an optionholder to enable such holder to exercise some or all of such holder's options. In 2002, no such assistance was provided. If the optionholder has resigned or has been terminated for just cause,all unexercised options previously granted to such optionholder are cancelled. In any other circumstance, the optionholder retains the right to exercise all options granted to such holder in accordance with their terms.

(A) OPTIONS GRANTED

     The following table shows the options granted under the Plan to the Named Executive Officers of Royal Group for the financial year ended September 30, 2002.

        OPTION GRANTS DURING THE FINANCIAL YEAR ENDED SEPTEMBER 30, 2002

       NAME          SECURITIES(1)         % OF ALL           EXERCISE        MARKET VALUE       DATE OF GRANT/
                         UNDER              OPTIONS            PRICE         OF SECURITIES      EXPIRATION DATE
                        OPTIONS           GRANTED TO        ($/SECURITY)       UNDERLYING
                        GRANTED            EMPLOYEES                            OPTIONS
                        (NUMBER)         IN FINANCIAL                            ON THE
                                        YEAR 2,216,029                       DATE OF GRANT
                                       OPTIONS GRANTED)                       ($/SECURITY)
-----------------    -------------     ----------------      -----------     --------------    -----------------
Vic De Zen(2)          320,000(2)             14.4              $25.00            $25.00         December 1,2001/
                                                                                                 November 30,2010

Douglas(3)              200,000               9.02              $26.00            $26.00           Dec. 12,2001
Dunsmuir                                                                                           Dec. 11,2010

Gwain(3)                  NIL                  N/A               N/A               N/A                 N/A
Cornish

Ron Goegan(3)            60,000                2.7              $26.00            $26.00           Dec. 12,2001
                                                                                                   Dec. 11,2010

Lu Galasso(3)            60,000                2.7              $26.00            $26.00           Dec. 12,2001
                                                                                                   Dec. 11,2010

Gary Brown(3)             NIL                  N/A               N/A               N/A                 N/A


(1) The securities underlying these options granted are Subordinate Voting Shares of Royal Group.

(2)  Options granted to Vic De Zen are exercisable immediately.

(3) Option granted to these individuals are exercisable as to one-half after the third anniversary of the date of grant and the remainder after the sixth anniversary of the date of grant.

(B) OPTIONS EXERCISED

     The following table sets forth each exercise of options during the financial year ended September 30, 2002 and the value of the unexercised options to purchase Subordinate Voting Shares of Royal Group held by the Named Executive Officers.

           AGGREGATED OPTION EXERCISES DURING THE FINANCIAL YEAR ENDED
             SEPTEMBER 30, 2002 AND FINANCIAL YEAR END OPTION VALUES


       NAME             SECURITIES(1)      AGGREGATE         UNEXERCISED OPTIONS AT            VALUE OF UNEXERCISED
                           ACQUIRED          VALUE              SEPTEMBER 30,2002              IN-THE-MONEY OPTIONS
                         ON EXERCISE       REALIZED                 (NUMBER)                  AT SEPTEMBER 30,2002(2)

                                                         EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------     ------------      ----------     -----------      -------------     -----------     -------------
Vic De Zen                   NIL              NIL         1,360,000            NIL               0               NIL

Douglas Dunsmuir           104,200        $2,248,077        64,354           300,000         $157,889             $0

Gwain Cornish                NIL              NIL           76,777           95,000          $265,139             $0

Ron Goegan                   NIL              NIL           35,833           80,000          $122,381             $0

Lu Galasso                   NIL              NIL           35,833           80,000          $122,381             $0

Gary Brown                   NIL              NIL          165,000              0            $568,250            NIL


(1) The securities underlying these options granted are Subordinate Voting Shares of Royal Group

(2) The closing price of Royal Group's Subordinate Voting Shares on The Toronto Stock Exchange on September 30, 2002 was $13.70.

COMPOSITION OF THE COMPENSATION COMMITTEE

     In 2002 compensation for senior executives and Directors was reviewed and approved directly by the Board as a whole. As set out on page 8 of this circular, four members of the Board are also officers and employees of Royal Group. In addition, another Director, Mario Cadorette, was a senior officer and employee of one of Royal Group's subsidiaries. The Board believes that its small size and its open and effective dialogue obviates the need to create a Compensation Committee.

     None of the Directors (including the four current Named Executive Officers who are also Directors) is a director or a member of any Board or Board Committee of another issuer. While a senior officer and director of Royal Group, Mr. Brown was not a director or a member of any Board Committee of another issuer.

REPORT ON EXECUTIVE COMPENSATION

     The compensation of Royal Group's senior executives, including that of its Chief Executive Officer, continues to follow the pattern which was set at the time Royal Group went public in November,1994. The compensation consists of a base salary, a semi-annual bonus (which includes an EBITDA based bonus) and stock options, all of which are approved annually by the Board. The base salaries are approved by the Board and are set to reflect the responsibilities of the senior executive office held. The primary growth in compensation is linked to Royal Group's corporate performance through the use of bonuses and stock option grants. Current option allotments are taken into account when determining whether and how many new options grants are made. Stock option grants are the only form of long-term compensation granted to Royal Group's senior executives. With the emphasis of the compensation policy being on the bonus and the stock options, executive compensation is in part tied to the performance of Royal Group. With a fixed base salary, fixed car allowance, annual option allotment of 320,000 options, normally Mr. De Zen's only variable compensation component is the amount which he determines in his sole discretion (without any reference or weighting to specific factors or criteria) subject to Board ratification to award himself as a bonus from the discretionary bonus pool (which includes the EBITDA bonus pool) that he makes available to Royal Group's executive management.

     The Board of Directors has adopted an employee bonus plan for certain of Royal Group's employees whereby 4% of the EBITDA (earnings before interest, taxes, depreciation and amortization) of each of Royal Group's operating units are distributed annually as to 2% to senior managers and key operating personnel of such operating unit and as to 2% to executive management of Royal Group. The bonus plan does not include financing and capital expenditure decisions. Should EBITDA for an operating unit be $0 or less, then there is no EBITDA bonus allocated to such operating unit for its senior management and key operating personnel. In addition, the bonus pool available to Royal Group's executive management is reduced by 2% of the negative EBITDA of any operating unit. The 4% is calculated on an annual basis and is independent of prior years' performances. The bonus allocation to executive management in fiscal 2002 from the EBITDA bonus pool was determined by Vic De Zen based on his evaluation of each executive's contribution to Royal Group during fiscal 2002. As Royal Group's EBITDA increased by 27% during fiscal 2002, the EBITDA bonus pool available to executive management also increased.

     As part of his departure arrangements with the Royal Group,Mr. Brown was paid $1,200,000 in consulting fees upon his resignation for the continued availability of his consulting services until November, 2003. This payment was negotiated with Mr. Brown by Mr. De Zen.

     The allocation of all options is subject to the approval of the Board of Directors. The particulars of Royal Group's 1994 Stock Option Plan are discussed in more detail above, however the Board would like to reiterate that it adopted the Plan to motivate Royal Group's management, officers and employees and to further align their interests with those of its public shareholders. The amount and the term of outstanding options is taken into account when determining new option grants to Named Executives. The Board feels that the Plan has been successful in accomplishing these objectives and that the Plan is a key component of Royal Group's executive compensation package. Option allocations are determined by Vic De Zen with input from Douglas Dunsmuir and made to employees who they determine to merit option grants. There is no specific relationship between option grants and corporate performance.

     Royal Group does not have any employment contracts or compensatory plans or arrangements for its senior executives in connection with resignations, retirements, terminations of employment or a change in control of Royal Group.

COMPENSATION OF DIRECTORS

     Each "outside" Director receives an annual fee of $10,000 and a fee of $1,000 for each meeting of the Board and the Audit Committee that they attend. For the financial year ended September 30, 2002, Royal Group paid the "outside" Directors an aggregate amount of $60,000 in annual and attendance fees. Each "outside" Director holds the following number of options for subordinate voting shares of Royal Group - Ralph Brehn 10,000, Irvine Hollis 6,000, Ronald Slaght 10,000, Gregory Sorbara 5,000. These options were granted as compensation for these Directors' services. "Inside" Directors are not granted options or paid any fees for their services as Directors.


     The foregoing Report on Executive Compensation has been made by all of the members of the current Board of Directors:

            Vic De Zen (Chairman)              Douglas Dunsmuir
            Gwain Cornish                      Ron Goegan
            Mario Cadorette                    Irvine Hollis
            Ralph Brehn                        Ronald Slaght
            Gregory Sorbara

PERFORMANCE GRAPH

     The following graph compares the total cumulative shareholder return for Cdn. $100 invested in Royal Group's Subordinate Voting Shares (Royal Group has never paid any dividends) with the cumulative total return of each of the S&P/TSX Composite Index (see www.tse.com) and the TSX Building Materials Index since September 30, 1997.

                     ROYAL GROUP TECHNOLOGIES LIMITED (RYG)

                             SHARE PERFORMANCE GRAPH
                 CUMULATIVE TOTAL RETURN ON INVESTMENT OF $C100
                 SEPTEMBER 30, 1997 THROUGH SEPTEMBER 30, 2002

                            [SHARE PERFORMANCE GRAPH]

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

     As at the date hereof, no officer or Director or any of their associates is indebted to Royal Group or its subsidiaries. Royal Group has a policy of not providing loans to any of its Directors or senior executives.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     Royal Group's corporate governance practices are based on the principles of fairness, accountability, transparency and responsible corporate behaviour and are intended to reflect fairly the interests of public shareholders, the substantial management and employee investment in Royal Group and Royal Group's historic and current entrepreneurial and growth-oriented nature. Royal Group's corporate governance practices are described below with reference to the 14 corporate governance guidelines of The Toronto Stock Exchange (the "Guidelines").

     Royal Group is listed on the New York Stock Exchange ("NYSE"). The NYSE has submitted its final corporate governance rules (the "NYSE Rules") to the U.S. Securities and Exchange Commission ("SEC") for its approval following a public comment period. As a foreign private issuer, Royal Group will not be required to comply with the NYSE Rules but will be required to disclose any significant ways in which its corporate governance practices differ from the NYSE Rules within six months of SEC approval. The Board will consider and develop a response to the NYSE Rules in due course.

1.   Mandate of the Board

     The Board of Directors' mandate, which mandate meets the requirements of the Guidelines, is to supervise the management of the business and affairs of Royal Group and to act with a view to the best interests of Royal Group. The Board fulfills its mandate directly and through its Audit Committee. For the purpose of discharging its responsibilities, the Board:

i) regularly receives reports on and considers Royal Groups' financial position and operating performance;

ii) reviews and considers together with the Chief Executive Officer and senior management strategic planning and business objectives;

iii) considers on a periodic basis the principal risks faced by Royal Group and the steps implemented by management to manage these risks; the Audit Committee monitors Royal Group's internal controls and management information systems and reports directly to the Board on a regular basis;

iv) is responsible for assessing the performance of Royal Group's executive officers based on the recommendations of the Chief Executive Officer and for succession planning in respect of senior management; the Board also assesses its own effectiveness and that of its Audit Committee and the contribution of individual Directors on an ongoing basis;

v) approves the annual financial statements, the annual report, quarterly results, all other significant financial communications to shareholders, management proxy circulars and press releases on major developments;

vi) reviews and is responsible for Royal Group's approach to corporate governance including the Guidelines; and

vii) reviews major investment proposals and monitors progress of these investments.

     The Board meets four times a year and more frequently if required. This mandate is in accordance with the Guidelines.

     The information presented below reflects Board of Directors and Audit Committee meetings held and attendance of Directors for the year ended September 30, 2002.

SUMMARY OF BOARD AND COMMITTEE MEETINGS HELD SUMMARY OF ATTENDANCE OF DIRECTORS

Board of Directors                                               5      DIRECTOR              BOARD MEETINGS       COMMITTEE
Audit Committee                                                  5                            ATTENDED             MEETINGS ATTENDED

(1) Members of Management are not members of the Audit                  Vic De Zen            5 of 5               N/A
    Committee, but regularly attend Audit Committee meetings.           Douglas Dunsmuir      5 of 5               N/A
(2) Mr. Goegan was appointed as a Director on December 14,  2001        Gwain Cornish         5 of 5               N/A
(3) Mr. Brown resigned as a Director on December 1, 2001                Ron Goegan            3 of 3               N/A
                                                                        Mario Cadorette       5 of 5               N/A
                                                                        Gregory Sorbara       5 of 5               5 of 5
                                                                        Ronald Slaght         5 of 5               5 of 5
                                                                        Ralph Brehn           5 of 5               5 of 5
                                                                        Irvine Hollis         5 of 5               N/A
                                                                        Gary Brown            2 of 2               N/A

2. BOARD COMPOSITION

     The Board is currently composed of nine Directors, five of whom are "inside" and "related" management Directors,including Vic De Zen, Royal Group's controlling shareholder,and four of whom are "outside" Directors who are "unrelated" to Royal Group and to its significant shareholder within the meaning of the Guidelines. The four "unrelated" Directors are Ralph Brehn, Irvine Hollis, Ronald Slaght and Gregory Sorbara. The five "related" Directors are Vic De Zen, Douglas Dunsmuir, Gwain Cornish, Ron Goegan and Mario Cadorette. Mario Cadorette will not be nominated as a Director at the Annual Meeting of Shareholders on February 20, 2003. The "unrelated" Directors may meet without management or "related" Directors present. Although having a majority of related Directors is not in accordance with the Guidelines, the Board considers that the "related" Directors are able to, and do act, with a view to the best interests of Royal Group, with their compensation as officers of Royal Group being in part tied to corporate performance, and each such Director is sensitive to the avoidance and disclosure of conflicts of interest. The Board believes that the presence of its senior executives on the Board is a key factor in Royal Group's success. These management Directors bring to the Board the knowledge and experience that they have acquired during their long length of service with Royal Group. The insight that each offers in his particular area of responsibility has been instrumental in creating an effective Board and in achieving Royal Group's long term success. Having a majority of "related" Directors is not in accordance with the Guidelines.

     Following the Annual Meeting of Shareholders on February 20,2003,Royal Group intends to have an equal number of "related" and "unrelated" Directors. Thereafter it shall recruit at least one "unrelated" Director such that it shall have a majority of "unrelated" directors by the end of its current fiscal year.

     The NYSE Rules define directors as "dependent" and "independent" rather than "related" and "unrelated" and "inside" and "outside". By the end of fiscal 2003, Royal Group intends to have a majority of Directors who qualify as "independent" under the NYSE Rules.

3. UNRELATED DIRECTORS

     The Board evaluates whether Directors are "related" or "unrelated" in accordance with the principals set out in the Guidelines. An "unrelated" director under the Guidelines is a Director who is free from any interest and any business or other relationship which could,or could reasonably be perceived to materially interfere with the Director's ability to act in the best interests of the Corporation,other than interests and relationships arising from the Director's shareholdings. Royal Group is controlled by Vic De Zen who, directly or indirectly, owns or controls 100% of the outstanding Multiple Voting Shares of Royal Group and a nominal number of the outstanding Subordinate Voting Shares of Royal Group and is a "significant shareholder" and an "inside" Director within the meaning of the Guidelines. The "inside" Directors and other management shareholders of Royal Group own a significant number of the total outstanding Subordinate Voting Shares of Royal Group. With the membership on the Board of Directors consisting of a majority of "outside" Directors by the end of fiscal 2003, the Directors believe that the composition of the Board will then fairly reflect the investment in Royal Group by outside shareholders.

4. NOMINATION/CORPORATE GOVERNANCE COMMITTEE AND ASSESSMENT OF DIRECTORS

     The Board has not created a committee of "outside" Directors to nominate new Directors and to assess the current Directors as recommended in the Guidelines. These functions are carried out by the Board as a whole. When considering to add new directors, the Board determines the competencies, skills and qualities it requires. Prospective candidates are identified and approached by one or more of the Directors to explore their interest in joining the Board. All the Directors presently in office and proposed to be elected at the Meeting have served as Directors in good standing of Royal Group. As a controlled company, the NYSE Rules do not require Royal Group to establish a Nomination/Corporate Governance Committee.

5. BOARD EFFECTIVENESS

     The Board currently assesses its own effectiveness, the effectiveness of the Audit Committee and the contribution of individual directors. This process is carried out by the Board as a whole as it deems advisable. These tasks have not been delegated to a Board Committee as recommended in the Guidelines.

6. EDUCATION

     Management and the "inside" Directors are responsible for the orientation of "outside" Directors. All Directors receive reports relating to Royal Group's business, are privy to presentations on legal matters relating to Royal Group and its Directors and may participate in a Directors' information programme. Royal Group intends to provide an orientation and education programme for new Directors so that they fully understand the role of the Board and the Audit Committee and the contribution individual Directors are required to make. The "outside" Directors also participate in the Board's ongoing information pro-gramme in order to enhance their understanding of Royal Group's operations. This is in accordance with the Guidelines.

7. BOARD SIZE

     The Board has determined that the entrepreneurial and growth-oriented nature of Royal Group and its need to respond quickly and effectively in an ever-changing business environment makes it appropriate for the Board to be composed of between eight and twelve directors to allow for open, efficient and effective deliberation and does not believe that it would add to the quality or efficiency of its decision-making to increase the Board's size beyond twelve. This is in accordance with the Guidelines.

8. DIRECTORS'COMPENSATION

     The Board reviews the compensation of the Directors as it deems advisable to ensure that it realistically reflects the responsibilities and risks involved in being effective directors. This is in accordance with the Guidelines.

9. BOARD COMMITTEES

     The Audit Committee is the Board's only committee and is currently composed of three "outside" Directors. Members of management are not members of the Audit Committee, but regularly attend portions of meetings. The Audit Committee does also meet without members of management present. The composition of the Audit Committee is in accordance with the Guidelines.

10. GOVERNANCE ISSUES

     The Board expressly assumes the general responsibility for developing Royal Group's approach to governance issues. In particular, the Board reviews and approves Royal Group's response to the Guidelines. This is in accordance with the Guidelines.

     In accordance with the NYSE Rules, the Board intends to adopt a Code of Business Conduct and Ethics for directors, officers and employees.

11. POSITION DESCRIPTIONS

     The positions of Chairman and Chief Executive Officer are combined at Royal Group. This is similar to many other leading corporations and has the advantage of the Chairman of the Board of Directors having a more detailed knowledge of the business and activities of Royal Group than would be possible in the case of a non-executive Chairman. The Board believes that the combination of the two offices does not impair Royal Group's corporate governance system. The Board also believes that specific position descriptions for the Board and the Chief Executive Officer,while recommended by the Guidelines,are not required as such individuals understand the responsibilities and limits of their offices.

     The Board does not set out corporate objectives for which the Chief Executive Officer is responsible and assessed against as the Chief Executive Officer is the founder and controlling shareholder of Royal Group and as such understands the responsibilities of his office. This is not in accordance with the Guidelines.

12. INDEPENDENCE FROM MANAGEMENT

     The Board does not function with a non-management Chairman or with a "Lead Director" as recommended in the Guidelines. All Directors are expected to exercise critical judgement at all times and the unrelated Directors have unrestricted, direct access to Royal Group's senior management and to its external auditors and may meet without management or related Directors present. The Board does not believe that it is necessary to implement the Guidelines' recommendations regarding additional structures and procedures to ensure the Board's independence from management. The Board believes that its independence is protected by the Directors'undertaking to contribute to the evaluation of their individual and collective performances and effectiveness. Further, the Board believes that the granting to the Directors of stock options and the significant shareholdings of the majority of the "inside" Directors ensures that the Directors'interests are congruent with the interests of Royal Group and its shareholders.

13.  AUDIT COMMITTEE

     The Audit Committee (which is composed of three "outside" Directors) met 5 times in fiscal 2002 and intends to meet at least 5 times in fiscal 2003. The Audit Committee meets with and without management present as it determines appropriate. Responsibilities of the Audit Committee include meeting with Royal Group's outside auditors who are independent of management and reviewing and approving: the external audit plan; the internal auditing process, accounting standards, practices and systems; the management information systems, financial risk management and internal controls including foreign currency risk strategies; the annual and interim financial statements, earnings press and financial forecasts releases and all other legally required public disclosure materials and other significant public communications that contain financial information before they are presented to the Board for approval. The Audit Committee has the sole authority to hire and fire independent auditors and to approve any significant non-audit relationships with the independent auditors. Royal Group is not currently in compliance with the Guidelines. In fiscal 2003:
(1) the Audit Committee will be evaluated by the Board for its financial literacy, (2) the Audit Committee intends to add one member with accounting or related financial expertise and (3) the Board will adopt a charter for the Audit Committee which will set out the roles and responsibilities of the Audit Committee and the duties of its members.

14.  ENGAGEMENT OF OUTSIDE ADVISORS

     An individual Director may engage outside advisors (including financial advisors, accountants and lawyers) at the expense of Royal Group subject to the approval of the Audit Committee. This is in accordance with the Guidelines.

ROYAL'S ADDITIONAL CORPORATE GOVERNANCE PRACTICES

BOARD AUTHORITY AND DELEGATION

     In addition to those matters which must by law be approved by the Board, management is also required to seek Board approval for any disposition or expenditure in excess of $60,000,000 and must also consult with the Board before engaging in any significant venture that is outside of Royal Group's existing businesses. Changes in executive management must also be approved by the Board. The Board expects Royal Group's executive management to take the initiative in identifying opportunities and risks affecting Royal Group's business and in finding means to respond to these opportunities and risks for the benefit of Royal Group. Executive management is required to keep the Board informed in a timely and candid manner of the progress of Royal Group towards the achievement of its established goals, and of any material deviations from such goals or from the strategies and policies approved by the Board. The Board is satisfied that Royal Group's executive management is responding to these expectations.

INVESTOR RELATIONS

     Royal Group maintains an investor relations team which communicates with potential and current investors and responds to inquiries from the investment community. Most inquiries from shareholders and the investment community are referred to Royal Group's Vice-President of Corporate Communications who is responsible for ensuring that the inquiry is considered by the appropriate members of management and, if necessary, by the Board and that a reply is provided in a timely manner. The Vice-President of Corporate Communications provides the Audit Committee with regular updates of shareholders' concerns, expectations and comments.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     Royal Group on its own behalf,and on behalf of its subsidiaries,maintains directors' and officers' liability insurance which, subject to the provisions contained in the policy, protects the Directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of the applicable corporation. Such insurance provides for an aggregate $25,000,000 annual protection against liability for and reimbursement of amounts paid. The policy carries a $75,000 deductible for each claim made against Royal Group under this indemnification liability coverage. There is no deductible for claims made against directors and officers. The premium paid by Royal Group in connection with this insurance for the financial year ended September 30, 2002 was $104,543.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     During the year ended September 30, 2002, Royal Group disposed of a corporate airplane and certain non-strategic land parcels for aggregate net cash proceeds of $22,800,000,which was fair market value,to corporations affiliated with Vic De Zen (business address:1 Royal Gate Boulevard,Vaughan,Ontario) and Domenic D'Amico (business address: 1 Royal Gate Boulevard, Vaughan, Ontario), each of whom is an insider, principal shareholder and employee of Royal Group.

     Except for such transactions, no Director, senior officer, principal shareholder or other insider of Royal Group, nor any associate or affiliate thereof, has or has had any material interest, direct or indirect, in any transaction or in any proposed transaction which has materially affected or would materially affect Royal Group, its affiliates or any of their collective subsidiaries.

RECEIPT OF SHAREHOLDER PROPOSAL FOR NEXT ANNUAL MEETING

     Shareholders entitled to vote at the next annual meeting of shareholders in 2004 and who wish to submit a proposal in respect of any matters to be raised at such meeting must ensure that Royal Group receives the proposal no later than November 22, 2003.

DIRECTORS' APPROVAL

     The contents and the sending of this Management Proxy Circular to each shareholder entitled to receive notice of the Meeting, to each Director and to the Auditors of the Corporation have been approved by the Board of Directors of Royal Group and the contents of this Management Proxy Circular are accurate as of January 1, 2003.

On Behalf of the Board of Directors

[Signature]
Vic De Zen                                                      Vaughan, Ontario
Chairman of the Board                                            January 1, 2003
and Chief Executive Officer

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                        ROYAL GROUP TECHNOLOGIES LIMITED

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